INFORMATION STATEMENT



For Annual Meeting of Shareholders
To be held December 5, 1997



  This statement is furnished in connection with matters to be voted at the Annual Meeting of Shareholders of Lincoln International Corporation (the "Company") to be held at 10:30 a.m. EST on Friday, December 5, 1997 at the corporate offices located at Suite 6, 120 Village Square, Louisville, Kentucky, and at any and all adjournments thereof with respect to the matters referred to in the accompanying notice.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.


VOTING SECURITIES AND RECORD DATE

  The Voting Common Stock without par value is the only outstanding class of securities. Holders of record at the close of business on October 31, 1997 are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof. At the close of business on October 31, 1997, there were outstanding 1,761,145 shares of voting common shares which are entitled to vote at this meeting. Each share is entitled to one vote per share and in the election of directors each share is entitled to cumulative voting by statute. Thus holders of the common stock are entitled to vote a number of votes per share so held equal to the number of directors to be elected (for this meeting six directors are to be elected) and may cast all such votes for one candidate or distribute said votes in any manner desired.


QUORUM AND PRINCIPAL SHAREHOLDERS

  The presence, in person or by proxy, of the holders of a majority of the total of the outstanding voting shares is necessary to constitute a quorum at the Annual Meeting. Approval of the proposals to be presented at the meeting will require the affirmative vote of the holders of a majority of the shares present at the meeting.

  The following tables set forth, as of October 31, 1997, the number of shares of the Company's voting securities owned beneficially by each beneficial owner of more than 5% of such voting security, by each director (and nominee), and by all officers and directors of the Company as a group.

                      TOTAL SHARES OWNED       APPROXIMATE
                          OF RECORD OR         PERCENTAGE OF
  NAME AND ADDRESS        BENEFICIALLY       STOCK OUTSTANDING

   LTG, Inc., Las            910,684                51.7%
     Vegas, NV *


  *LTG, Inc., is a Delaware Corporation owned equally by Richard and Janet Frockt, husband and wife, who are President/Chairman of the Board and Secretary/Treasurer, respectively, and Shirleen Sisney, wife of Thurman L. Sisney, president, director and chief executive officer of Lincoln International Corporation.

  Management knows of no other person or corporation owning of record or beneficially more than 5% of the outstanding voting securities of the Company.

ELECTION OF DIRECTORS

  The number of directors to be elected are six (6). These directors are to be elected at the meeting, each to hold office until the next Annual meeting of stockholders and/or until successors shall have been elected or qualified. Three (3) of the directors have served as directors for at least a portion of the past year. Upon election, the six directors will constitute the entire Board of Directors of the Company.

 NAME AND NOMINEE AND     TOTAL SHARES OWNED      APPROXIMATE
PREVIOUS POSITION WITH       OF RECORD OR        PERCENTAGE OF
 LINCOLN INTERNATIONAL       BENEFICIALLY      STOCK OUTSTANDING

Thurman L. Sisney,
Chairman of the
Board and CEO                   50,001*               2.8%

Richard Dolin,
Director                           100

David Barhorst,
Director                             0

Janet Clark Frockt                  **

Richard J. Frockt                   **

Russell R. Roth                      0



  *Shares held in the name of Drivers and Drovers Diversified, Inc., a Kentucky corporation owned by Thurman L. Sisney.

  **Richard and Janet Frockt, husband and wife, own half of the stock in LTG, Inc. a Delaware Corporation which owns a controlling interest in Lincoln International Corporation
(51.7%). The other half of the stock in LTG, Inc. is owned by Shirleen Sisney, the wife of Thurman L. Sisney, president and CEO of Lincoln.

  Management has no reason to believe that any of the persons named above will be unable or unavailable to accept nominations but should this occur, votes will be given for such other person or persons, if any, as the present Board of Directors may recommend.


BACKGROUND OF NOMINEES

  Thurman L. Sisney--Mr. Sisney is President, Chairman of the Board and Chief Executive Officer of Lincoln International Corporation. He has a masters degree in Business Administration and a law degree from the University of Louisville and has been in private practice since 1980. Mr. Sisney has served as general counsel to the Finance and Administrative Cabinet as well as counsel and legislative liaison to the governor of Kentucky. He has also served as general counsel and Deputy Commissioner of the Department of Agriculture. Mr. Sisney is active in numerous civic and charitable organizations, including the Board of Trustees of the United Methodist Church, founder and president of the International Association of Convention and Hospitality and Industry Attorneys Association.

  Richard Dolin--Mr. Dolin has a juris doctorate degree form the University of Louisville law school and is a graduate of the Louisville Presbyterian Theological Seminary where he earned a double competency in law and theology. He has a masters degree in Business Administration from Bellarmine College and has done doctoral work in business administration at the University of Kentucky. Mr. Dolin is associate pastor for the Harvey Brown Memorial Presbyterian Church in Louisville, where he is responsible for adult education and out-reach programs. He also serves as president of Nomos, Ltd., which provides consultation to small and medium-sized organizations regarding strategic planning, accounting, budgeting and related matters. Mr. Dolin is involved in many community activities including work for building homes for developmentally disabled adults.

  David W. Barhorst--Mr. Barhorst is a graduate of the University of Kentucky Honors Program with a B.S. in Advertising. He is president of Oertel Brewery Complex Incorporated, a real estate management and development company. Mr. Barhorst has been in real estate investments and has been a financial consultant with Merrill Lynch, Pierce, Fenner and Smith. He has also been involved in all phases of advertising with various radio stations as well as the Courier Journal and Louisville Times newspapers.

  Janet Clark Frockt--Ms. Clark has a B.A. in Dramatic Arts from the University of California at Santa Barbara. She has performed with the Wand'ring Minstrels Theatrical Group and Theatre A La Carte in Louisville, Kentucky. Ms Frockt is also the author, Assistant Director and Producer of the film "Dominant Positions", an original screenplay filmed for PBS.

  Richard Jay Frockt--Mr. Frockt has a B.S. in History from Western Kentucky University and a juris doctorate from the University of Louisville Law School. He was a capital partner with the law firm Barnett and Alagia in Louisville until 1986, when he became the Chief Operating Officer of TMC Communications, a regional long distance telephone company in Santa Barbara, California. Mr. Frockt founded WCT Communications, Inc. in 1989. He served as Chairman of the Board and Chief Executive Officer of that company until 1995, seeing revenues grow to an annualized $150,000,000 and managing an IPO (initial public offering) and NASDAQ National Market Listing in 1993.

  Russell R. Roth--Mr. Roth earned a B.S. in Economics from the University of Kansas and an MBA in Finance from the University of Michigan. He has served as Chief Financial Officer of Cessna Aircraft Company which merged into General Dynamics Corporation in 1986. He then became Chief Financial Officer of Sotheby Art Auction Company in New York City, spearheading that company's IPO (initial public offering) in 1988. Mr. Roth founded Las Vegas Investment Report in 1993. This publication reports upon and analyzes the gaming industry.

  There were four (4) meetings of the Board of Directors held during the fiscal year 1996-1997. During this time Lincoln International operated with a three (3) person Board consisting of the first three nominees above. All three directors attended the meetings. The Company has no standing compensation, nominating or audit committees. Rather the entire Board of Directors performs the functions of such committees.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's consolidated financial statements for the year ended July 31, 1997, were examined by Potter & Company, LLP. In connection with the audit function, Potter & Company also reviewed Lincoln International's annual report filed with the Securities and Exchange Commission and provided other professional services to the Company, including advice with respect to the accounting treatment of various items. It is the intention of the Company's management to engage Potter & Company to perform similar functions during the upcoming fiscal year.

  Representatives of the auditing firm of Potter & Company are expected to be present at the annual stockholders meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.
APPROVAL OF REVERSE SPLIT RESOLUTION

  The Board of Lincoln International Corporation recommends approval of the following resolution to amend the Company's
Articles of Incorporation to reflect a reverse split of the Company's common stock.

BE IT HEREBY RESOLVED, that the voting common stock of Lincoln International Corporation (the only class of common stock presently outstanding) is reverse split such that for every four hundred (400) shares of outstanding prior to the reverse split, one (1) new share shall be issued. There shall be no change in the total number of shares authorized, which shall remain at 2,900,000 shares. However, the existing stock certificates shall be canceled and new ones issued evidencing a new ownership position based upon the 400-to-1 ratio. For holdings or partial holdings of common stock numbering less than the required 400 shares, scrip shall be issued evidencing the number of shares so held. Holders of said scrip shall have a period of 120 days from the date of issuance to either 1.) Accumulate sufficient scrip from other holders thereof to acquire new shares at the prescribed ratio of 400-for-1, or 2.) Present the scrip to the Company to be redeemed at a price of $.30 per share represented by the scrip. These options must be exercised during the 120-day period. If neither option is exercised during the 120-day life of the scrip, the holder of said scrip shall have no further claim against the Company, all rights having been expunged at the expiration of the life of the scrip.

  The effect of approval of the above resolution reverse splitting the Company's common stock may be to reduce the number of shareholders to fewer than three hundred (300), which would allow the Company to elect to become a private company rather than a public entity. If the Company so elected, the obligation to maintain a registration under the Securities Exchange Act of 1934 would cease. This would result in a significant reduction in the amount of information available to shareholders and the public generally. The Company has no present intention to end this registration.

  The primary purpose of the proposal to reverse split the Company's common shares is to revitalize Lincoln's public market by increasing the value of the shares trading above the so-called "penny-stock" level, and to re-establish shareholder communication by ridding the shareholder lists of over five hundred holdings for which no present address is available based upon recent mailings which have been returned to the Company.

  Any questions regarding the above resolution and its effects may be directed to management or the Company's counsel at the Annual Meeting.



OTHER MATTERS

  Management does not know of any other matters to be presented for action at the meeting. However, in the event that any other matters properly come before the 1997 Annual Meeting, such matters shall be acted upon accordingly.


STOCKHOLDER PROPOSALS

  Proposals by stockholders intended to be presented at the next annual meeting to be held in 1998 must be received by the Company's Secretary on or before July 31, 1998 in order to be included in the Information Statement for that meeting.
Proposals should be directed to Mr. Richard Dolin, Secretary, at P.O. Box 43129, Louisville, KY 40253.


ANNUAL REPORT

  The Annual Report of Lincoln International Corporation for the fiscal year ended July 31, 1997, was mailed to the shareholders simultaneously with this Information Statement and shareholders are referred to said report for fiscal and other information concerning the Company's activities, but such report and Financial Statements are not to be deemed a part of the material contained in this Information Statement.

  A COPY OF THE COMPANY'S 1997 ANNUAL REPORT (FORM 10-K) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITING TO: Mr. Richard Dolin, P.O. Box 43129, Louisville, KY 40253.

  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

  By order of the Board of Directors


                                   ___________________________
                                     RICHARD DOLIN, SECRETARY